Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ announces Second Quarter 2011 Earnings
REDDING, California, July 29, 2011/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ: BOCH), a $868.5 million bank holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™
(a division of Redding Bank of Commerce), and Bank of Commerce Mortgage™ today reported net income available to common shareholders of $1.25 million and diluted earnings per share (“EPS”) of $0.07 for the second quarter 2011.
Key Financial Items for the Second Quarter 2011:
•	Net Income available to common shareholders of $1.25 million reflects a modest decrease over the $1.27 million for the quarter ended June 30, 2010, and a 12.5% decrease over the $1.43 million recorded for the first quarter 2011.

•	Diluted EPS of $0.07 compares to $0.08 reported for both the same period a year ago and prior quarter ended March 31, 2011.

•	Loan loss provisions for the second quarter were $2.6 million while net charge-offs were $2.8 million.

•	Non-performing assets represented 2.49% of total assets in the current period versus 2.53% for the quarter ended March 31, 2011.

•	Non-maturing core deposits increased $22.9 million or 7.4% from a year ago June 30, 2010.

•	Mortgage Loans Held for Sale increased $7.1 million or 37.5% to $26.1 million from the first quarter 2011.
“We remain relatively pleased with our Company’s consistently solid financial performance, especially in light of lingering asset quality issues. Our second quarter performance is indicative of our ongoing efforts to aggressively manage the level of sub-performing and non-performing assets while positioning the balance sheet and our Company for continued growth and profitability,” said Patrick J. Moty, President and CEO.

Table 1 below shows summary financial information for the quarters ended June 30, 2011 and 2010, and March 31, 2011.
Table 1

	SUMMARY FINANCIAL INFORMATION
	Quarter ended	Quarter ended		Quarter ended
(Shares and dollars in thousands)	June 30, 2011	June 30, 2010	Change	March 31, 2011	Change
Selective quarterly performance ratios
Return on average assets, annualized	0.65%	0.70%	-0.05%	0.72%	-0.07%
Return on average equity, annualized	5.53%	6.02%	-0.49%	6.35%	-0.82%
Efficiency ratio for quarter to date	64.68%	65.25%	-0.57%	63.10%	1.58%

Share and Per Share figures — Actual
Common shares outstanding at period end	16,991	16,991	—	16,991	—
Weighted average diluted shares	16,991	16,837	154	16,991	—
Income per diluted share	$0.07	$0.08	$(0.01)	$0.08	$(0.01)
Book value per common share	$5.23	$4.93	$0.30	$5.11	$0.12
Tangible book value per common share	$5.67	$5.44	$0.23	$5.64	$0.03
Cash dividends declared	$0.03	$0.06	$(0.03)	$0.03	$—

Capital Ratios

	June 30, 2011	June 30, 2010	Change	March 31, 2011	Change
Bank of Commerce Holdings
Tier 1 risk based capital ratio	15.75%	15.03%	0.72%	15.10%	0.65%
Total risk based capital ratio	17.00%	16.28%	0.72%	16.36%	0.64%
Leverage ratio	12.87%	13.26%	-0.39%	12.56%	0.31%

Redding Bank of Commerce
Tier 1 risk based capital ratio	15.76%	14.21%	1.55%	14.79%	0.97%
Total risk based capital ratio	17.02%	15.47%	1.55%	16.05%	0.97%
Leverage ratio	12.16%	12.30%	-0.14%	11.80%	0.36%
As indicated in Table 1 above, the Company continues to remain well capitalized. At June 30, 2011, the Company’s Tier 1 and Total risk based capital ratios measured 15.75% and 17.00% respectively, while the leverage ratio was 12.87% Return on average assets (ROA) and return on average equity (ROE) for the three months ended June 30, 2011, was 0.65% and 5.53%, respectively compared with 0.70% and 6.02% for the three months ended June 30, 2010. The modest decrease in return on assets was driven by lower yields in the loan portfolio associated with the pay off of higher yielding loans, downward rate adjustments on variable rate loans, and the transfer of existing loans to nonaccrual status. Decreased yield in the available-for-sale investment portfolio had a negative impact on ROA as well. The decline in the investment portfolio yields was primarily driven by sales of securities with relatively higher yields. The investment sales activity was tied to the objective of reducing Company’s interest rate risk exposure through shortening the duration of the investment portfolio and paying down short-term Federal Home Loan Bank (FHLB) borrowings. The decrease in ROE for the three months ended June 30, 2011, compared with the same period a year ago, was primarily driven by the lower ROA and the deleveraging of the balance sheet. Specifically, the disproportional increase in average common equity relative to changes in earning assets and interest bearing liabilities combined to decrease ROE.

Balance Sheet Overview
Overall, the net portfolio loan balance did not materially change for the period ended June 30, 2011. The Company’s net loan portfolio was $582.4 million at June 30, 2011, compared with $600.8 million at June 30, 2010, a decrease of $18.4 million, or 3%. Management’s ongoing efforts to manage problem credits are reflected in the activity of its allowance for loan losses (ALL). As such, the Company provided $2.6 million in provisions for loan losses for the three months ended June 30, 2011 compared with $1.6 million for the same period a year ago. The Company’s ALL as a percentage of total portfolio loans were 2.24% and 2.08% as of June 30, 2011, and June 30, 2010, respectively, and 2.26% as of March 31, 2011.
Table 2

	PERIOD END LOANS
	June 30,	% of	June 30,	% of	Change		March 31,	% of
(Dollars in thousands)	2011	Total	2010	Total	Amount	%	2011	Total

Commercial	$140,610	24%	$135,777	22%	$4,833	4%	$135,928	23%
Real estate loans
Construction	26,357	4%	43,266	7%	(16,909)	-39%	31,121	5%
Commercial (investor)	218,535	37%	215,681	35%	2,854	1%	224,630	37%
Commercial (owner occupied)	68,327	11%	71,529	12%	(3,202)	-4%	66,535	11%
ITIN loan pool	67,675	11%	73,953	12%	(6,278)	-8%	69,265	11%
Other mortgage	22,116	4%	19,864	3%	2,252	11%	21,120	4%
Equity lines	46,850	8%	47,750	8%	(900)	-2%	47,948	8%
Consumer	5,271	1%	5,752	1%	(481)	-8%	6,303	1%
Other loans	91	—%	220	—%	(129)	-59%	130	0%

Gross loans	595,832	100%	613,792	100%	(17,960)	-3%	602,980	100%

Less:
Deferred loan fees, net	51		193		(142)	-74%	104
Allowance for loan losses	13,363		12,767		596	5%	13,610

Net portfolio loans	$582,418		$600,832		$(18,414)	-3%	$589,266

Yield on loans	5.74%		6.00%			-0.16%	5.86%

As of June 30, 2011, the Company had total consolidated assets of $868.5 million, total net portfolio loans of $582.4 million, an ALL of $13.4 million, total deposits of $625.4 million, and stockholders’ equity of $108.2 million.
Table 3

	PERIOD END CASH EQUIVALENTS AND INVESTMENT SECURITIES
	June 30,	% of	June 30,	% of	Change		March 31,	% of
(Dollars in thousands)	2011	Total	2010	Total	Amount	%	2011	Total

Cash equivalents:
Cash and due from banks	$19,091	9%	$36,815	14%	$(17,724)	-48%	$31,321	12%
Interest bearing due from banks	29,225	14%	39,492	16%	(10,267)	-26%	36,975	15%

	48,316	23%	76,307	30%	(27,991)	-37%	68,296	27%
Investment Securities:
U.S. Treasury and agency	21,982	10%	34,818	14%	(12,836)	-37%	29,295	12%
Obligations of state and political subdivisions	57,881	27%	58,335	23%	(454)	-1%	62,136	24%
Mortgage backed securities	39,309	19%	77,733	31%	(38,424)	-49%	66,087	26%
Corporate securities	23,432	11%	—	—%	23,432	100%	22,834	9%
Other asset backed securities	19,580	10%	5,115	2%	14,465	283%	5,365	2%

	162,184	77%	176,001	70%	(13,817)	-8%	185,717	73%

Total cash equivalents and investment securities	$210,500	100%	$252,308	100%	$(41,808)	-17%	$254,013	100%

Yield on cash equivalents and investment securities	3.20%		3.77%				3.13%
The Company continued to maintain a strong liquidity position during the reporting period. As of June 30, 2011 the Company maintained cash positions at the Federal Reserve Bank (FRB) and correspondent banks in the amount of $19.1 million. The Company also held certificates of deposits with other financial institutions in the amount of $29.2 million, which the Company considers highly liquid.
The investment portfolio continues to remain relatively low-risk and as a source of primary and secondary liquidity. The portfolio is utilized as a source of liquidity in repositioning the balance sheet for the eventual increase in interest rates. Investment securities totaled $162.2 million at June 30, 2011, compared with $185.7 million at March 31, 2011. The $23.5 million or 12.67% decrease is reflective of net sales activity relating to municipal bonds, residential mortgage backed securities, and asset backed securities. The net cash proceeds were utilized to payoff maturing FHLB borrowings; the sales of longer maturity bonds also served to shorten the duration of the investment portfolio. As a direct result of the investment portfolio liquidation, for the three months ended June 30, 2011, the Company recorded approximately $655 thousand in realized gains on sales of securities.
At June 30, 2011, the Company’s net unrealized gain on available-for-sale securities was $809 thousand, compared with $1.5 million net unrealized loss at March 31, 2011. The favorable change in net unrealized losses was primarily due to increases in the fair values of the Company’s municipal bond portfolio.
Table 4

	QUARTERLY AVERAGE DEPOSITS BY CATEGORY
	Q2	%of	Q2	% of	Change		Q1	% of
(Dollars in thousands)	2011	Total	2010	Total	Amount	%	2011	Total

Demand deposits	$91,608	14%	$92,744	15%	$(1,136)	-1%	$98,502	15%
Interest bearing demand	147,802	23%	134,011	21%	13,791	10%	149,152	23%

Total checking deposits	239,410	37%	226,755	36%	12,655	6%	247,654	38%
Savings	93,111	15%	73,370	12%	19,741	27%	88,291	14%

Total non-time deposits	332,521	52%	300,125	48%	32,396	11%	335,945	52%
Time deposits	306,668	48%	328,110	52%	(21,442)	-7%	307,525	48%

Total deposits	$639,189	100%	$628,235	100%	$10,954	2%	$643,470	100%

Weighted average rate on total deposits	1.25%		1.49%				1.31%
Second quarter 2011 average total deposits of $639.2 million increased 2% or $11.0 million from the second quarter in 2010, and decreased by 0.66% or $4.3 million compared to the first quarter of 2011.
Operating Results for the Second Quarter 2011
Through proactive and aggressive management of problem credits, and the maintenance of a relatively healthy net interest margin, the Company has remained profitable during the economic downturn. Accordingly, the Company continues to be well positioned to take advantage of growth opportunities in the coming years. Net income attributable to Bank of Commerce Holdings was $1.5 million for the three months ended June 30, 2011, compared with $1.7 million for the three months ended March 31, 2011, and $1.5 million for the three months ended June 30, 2010. Net income available to common stockholders was $1.3 million for the three months ended June 30, 2011, compared with $1.4 million for the three months ended March 31, 2011, and $1.3 million for the three months ended June 30, 2010. During the second quarter, diluted earnings per share decreased $0.01 per share when compared to the first quarter of 2011, and the second quarter of 2010.
The Company continued to pay cash dividends of $0.03 per share during the second quarter. The dollar amount per share decreased from $0.06 per quarter during 2010 to $0.03 per quarter in 2011. The Company decreased the dividend rate to preserve capital, while ensuring that dividend payout ratios remain consistent to periods prior to the 2010 common stock offering.
Table 5

	SUMMARY INCOME STATEMENT
	Q2	Q2	Change		Q1	Change
(Dollars in thousands)	2011	2010	Amount	%	2011	Amount	%

Net interest income	$8,517	$8,181	$336	4%	$8,665	$(148)	-2%
Provision for loan and lease losses	2,580	1,600	980	61%	2,400	180	8%
Noninterest income	3,625	3,327	298	9%	3,452	173	5%
Noninterest expense	7,854	7,509	345	5%	7,646	208	3%

Income (loss) before income taxes	1,708	2,399	(691)	-29%	2,071	(363)	-18%
Provision (benefit) for income taxes	216	750	(534)	-71%	431	(215)	-50%

Net income (loss)	1,492	1,649	(157)	-10%	1,640	(148)	-9%
Less: Net income (loss) attributable to noncontrolling interest	6	144	(138)	-96%	(24)	30	125%

Net income attributable to Bank of Commerce Holdings	1,486	1,505	(19)	-1%	1,664	(178)	-11%
Less: preferred dividend and accretion on preferred stock	235	236	(1)	—	235	—	—

Income available to common shareholders	$1,251	$1,269	$(18)	-1%	$1,429	(178)	-12%

Basic earnings per share	$0.07	$0.08	$(0.01)	-13%	$0.08	$(0.01)	-13%
Diluted earnings per share	$0.07	$0.08	$(0.01)	-13%	$0.08	$(0.01)	-13%
Cash dividends declared per share	$0.03	$0.06	$(0.03)	50%	$0.03	—	—
Table 6

	NET INTEREST SPREAD AND MARGIN
	Q2	Q2	Change	Q1	Change
(Dollars in thousands)	2011	2010	Amount	2011	Amount

Yield on average interest earning assets	4.83%	5.29%	-0.46%	4.91%	-0.08%
Rate on average interest bearing liabilities	1.20%	1.53%	-0.33%	1.24%	-0.04%

Net interest spread	3.63%	3.76%	-0.13%	3.67%	-0.04%
Net interest margin on a tax equivalent basis	3.97%	4.12%	-0.15%	4.02%	-0.05%

Average earning assets	$881,887	$812,337	$69,550	$887,010	$(5,123)
Average interest bearing liabilities	$711,513	$667,786	$43,727	$718,840	$(7,327)
Net interest income for the three months ended June 30, 2011 was $8.5 million, an increase of $336 thousand or 4.1% compared to the same period in 2010, and a decrease of $148 thousand or 2% compared with three months ended March 31, 2011. Net interest income during the three months ended June 30, 2011 was negatively impacted by decreased interest income realized from the available-for-sale investment portfolio, partially offset by lower volume of FHLB borrowings and lower funding costs relating to the Company’s time deposits.
The net interest margin (net interest income as a percentage of average interest-earning assets) on a fully tax-equivalent basis was 3.97% for the three months ended June 30, 2011, a decrease of 15 basis points as compared to the same period in 2010, and a decrease of 5 basis points quarter over quarter. The year over year decrease in the net interest margin is primarily due to a decreasing yield in the loan portfolio as a result of payoffs, repricing coupons on variable rate loans, transfers of loans to nonaccrual status, and decreasing yields in the available-for-sale investment portfolio. The net decline in the net interest margin was partially offset by a 34 basis point decrease in interest expense to earning assets from repricing interest bearing deposits and junior subordinated debentures.

Table 7

	NONINTEREST INCOME
	Q2	Q2	Change		Q1	Change
(Dollars in thousands)	2011	2010	Amount	%	2011	Amount	%

Service charges on deposit accounts	$52	$62	$(10)	-16%	$50	$2	4%
Payroll and benefit processing fees	102	100	2	2%	129	(27)	-21%
Earnings on cash surrender value — bank owned life insurance	119	107	12	11%	111	8	7%
Net gain on sale of securities available-for-sale	655	133	522	392%	258	397	154%
Merchant credit card service income, net	33	64	(31)	-48%	270	(237)	-88%
Mortgage banking revenue, net	2,550	2,776	(226)	-8%	2,533	17	1%
Other income	114	85	29	34%	101	13	13%

Total noninterest income	$3,625	$3,327	$298	9%	$3,452	$173	5%

For the three months ended June 30, 2011, we recorded service charges on deposit accounts of $52 thousand, compared with $62 thousand for the same period a year ago, and $50 thousand for the first quarter 2011. The decrease in year over year service charges was primarily attributable to the discontinuance of the Overdraft Privilege product and decreased charges of analysis fees.
For the three months ended June 30, 2011, we recorded earnings on cash surrender value Bank owned life insurance of $119 thousand, compared with $107 thousand for the same period a year ago, and $111 thousand for the first quarter 2011. The increased expense was primarily attributable to the purchase of an additional policy.
For the three months ended June 30, 2011, we recorded securities gains of $655 thousand, compared with $133 thousand for the same period a year ago, and $258 thousand for the first quarter 2011. The increased gains resulted from increased sales activity pursuant to the liquidation and repositioning of our available-for-sale investment portfolio.
For the three months ended June 30, 2011, we recorded merchant credit card income of $33 thousand, compared with $64 thousand for the same period a year ago, and $270 thousand for the first quarter 2011. During the first quarter of 2011, approximately 50% of the merchant credit card portfolio was sold to an independent third party, resulting in additional revenues of $225 thousand. Accordingly, merchant credit card income for the three months ended June 30, 2011 is down 48% compared to the same period a year ago.
For the three months ended June 30, 2011, we recorded mortgage banking revenue of $2.6 million, compared with $2.8 million for the same period a year ago, and $2.5 million for the first quarter 2011. The decrease in mortgage banking revenue was driven by decreased origination and refinancing activity.
Table 8

	NONINTEREST EXPENSE
	Q2	Q2	Change		Q1	Change
(Dollars in thousands)	2011	2010	Amount	%	2011	Amount	%

Salaries and related benefits	$4,068	$3,365	$703	21%	$4,253	$(185)	-4%
Occupancy and equipment expense	800	924	(124)	-13%	728	72	10%
Write down of other real estate owned	370	1,064	(694)	-65%	187	183	98%
FDIC insurance premium	363	254	109	43%	372	(9)	-2%
Data processing fees	91	64	27	42%	99	(8)	-8%
Professional service fees	595	543	52	10%	574	21	4%
Deferred compensation expense	131	122	9	7%	127	4	3%
Stationery and supplies	88	96	(8)	-8%	51	37	73%
Postage	44	45	(1)	-2%	46	(2)	-4%
Directors expense	67	68	(1)	-1%	74	(7)	-9%
Other expenses	1,237	964	273	28%	1,135	102	9%

Total noninterest expense	$7,854	$7,509	$345	5%	$7,646	$208	3%

Noninterest expense includes salaries and benefits, occupancy and equipment, write down of other real estate owned (OREO), FDIC insurance assessments, director fees, and other expenses. Other expenses include overhead items such as utilities, telephone, insurance and licensing fees, and business travel. Noninterest expense for the three months ended June 30, 2011 was $7.9 million compared to $7.5 million during the same period in 2010, and $7.6 million for the first quarter 2011.
Salaries and related benefits for the three months ended June 30, 2011 increased by $703 thousand or 20.89%, compared to the same period a year ago, and decreased by $185 thousand compared to the first quarter of 2011. During the last six months of fiscal year 2010, Mortgage Services transitioned existing independent contractors to FTE’s, and increased staff due to growth in general operations, resulting in an increase in salaries and related benefits. The 2011 second quarter decrease in expense compared to first quarter 2011 was primarily due to lower bonuses paid out from the mortgage subsidiary, corresponding to the lower origination and refinancing volume.

Occupancy and equipment expense for the three months ended June 30, 2011 decreased by $124 thousand or 13.42%, compared to the same period a year ago, and increased by $72 thousand compared to the first quarter of 2011. The year over year decrease was driven by decreased rent expense, and decreased equipment repairs, both pertaining to the mortgage subsidiary.
Write down of the Company’s OREO decreased by $694 thousand or 65.23%, compared to the same period a year ago, and increased $183 thousand or 98% when compared to the first quarter of 2011. The OREO charges during the periods presented were primarily associated with a commercial real estate property where management identified impairment and appropriately reduced the property’s carrying value.
FDIC insurance premium expense for the three months ended June 30, 2011 increased by $109 thousand or 42.91%, compared to the same period a year ago. The increase is primarily due to the FDIC’s revisions in deposit insurance assessments methodology for determining premiums, and prepayment true up adjustments.
Data processing expense for the three months ended June 30, 2011 increased by $27 thousand or 42.19%, compared to the same period a year ago. The increase is primarily attributable to new software additions and their associated licensing.
Professional service fees encompass audit, legal and consulting fees. The Company continues to experience increased expense in this area due to ongoing credit quality issues within the loan portfolio, and increased regulatory and financial reporting burdens.
Other expenses for the three months ended June 30, 2011 increased by $273 thousand or 28.32%, compared to the same period in the prior year, attributable primarily to increased losses on sale of OREO, and increased regulatory compliance expense.
Table 9

	ALLOWANCE ACTIVITY
	Q2	Q1	Q4	Q3	Q2
(Dollars in thousands)	2011	2011	2010	2010	2010

Beginning balance	$13,610	$12,841	$15,452	$12,767	$12,197
Provision for loan loss charged to expense	2,580	2,400	4,550	4,450	1,600
Loans charged off	(3,166)	(1,966)	(7,324)	(1,883)	(1,194)
Loan loss recoveries	339	335	163	118	164

Ending balance	$13,363	$13,610	$12,841	$15,452	$12,767

Gross portfolio loans outstanding at period end	$595,832	$602,980	$600,796	$611,151	$613,792

Ratio of allowance for loan losses to total loans	2.24%	2.26%	2.14%	2.53%	2.08%
Nonaccrual loans at period end:
Commercial	$901	$2,848	$2,302	$4,952	$3,404
Construction	1,999	224	342	2,512	2,415
Commercial real estate	3,282	3,706	7,066	9,617	9,601
Residential real estate	12,741	11,705	10,704	7,997	6,910
Home equity	—	96	97	194	499

Total nonaccrual loans	$18,923	$18,579	$20,511	$25,272	$22,829
Accruing troubled debt restructured loans
Commercial	$—	$—	$—	$—	$484
Construction	108	2,328	2,804	2,327	2,320
Commercial real estate	17,304	3,619	3,621	2,929	1,164
Residential real estate	6,569	5,782	6,243	6,906	5,120
Home equity	429	396	—	—	—

Total accruing restructured loans	$24,410	$12,125	$12,668	$12,162	$9,088

All other accruing impaired loans	539	1,182	737	740	—

Total impaired loans	$43,872	$31,886	$33,916	$38,174	$31,917

Allowance for loan losses to nonaccrual loans at period end	70.62%	73.25%	62.61%	61.14%	55.92%
Nonaccrual loans to total loans	3.18%	3.08%	3.41%	4.14%	3.72%
Allowance for loan losses to impaired loans	30.46%	42.68%	37.86%	40.48%	40.00%

As of June 30, 2011, impaired loans totaled $43.9 million, of which $19.0 million were in nonaccrual status. Of the total impaired loans, $13.3 million or one hundred and forty seven were ITIN loans with an approximate average balance of $90 thousand. The remaining nonaccrual loans consist of two commercial loans, three construction loans, four commercial real estate loans, and seven non-ITIN residential mortgages.
TDRs are considered impaired loans, but are not necessarily placed on nonaccrual status at inception of TDR status. Rather, if the borrower is current to original loan terms at the time of the restructuring, and continues to pay as agreed to modified terms, the loan is reported as current. As of June 30, 2011, there were $7.6 million of impaired ITINs which were classified as TDRs with $4.2 million on non-accrual.
As of June 30, 2011 the Company had $32.4 million in TDRs compared to $21.9 million as of March 31, 2011. The increase in TDRs is due to the restructuring of debts with a large commercial real estate borrower. As of June 30, 2011, the Company had one hundred and nine restructured loans that qualified as TDRs; fifty seven loans were performing according to their restructured terms. TDRs represented 5.43% of gross portfolio loans, compared with 3.63% of gross portfolio loans on March 31, 2011.
Table 10

	TROUBLED DEBT RESTRUCTURINGS
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2011	2011	2010	2010	2010

Nonaccrual	$7,959	$9,752	$11,977	$12,587	$10,851
Accruing	24,410	12,125	12,668	12,162	9,088

Total troubled debt restructurings	$32,369	$21,877	$24,645	$24,749	$19,939
Percentage of total gross portfolio loans	5.43%	3.63%	4.10%	4.05%	3.25%

Table 11

	NONPERFORMING ASSETS
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2011	2011	2010	2010	2010

Commercial	$901	$2,849	$2,302	$4,952	$3,404
Real estate construction
Commercial real estate construction	1,973	99	100	2,251	2,151
Residential real estate construction	26	125	242	261	264

Total real estate construction	1,999	224	342	2,512	2,415
Real estate mortgage
1-4 family, closed end 1st lien	3,002	1,634	1,166	1,204	1,674
1-4 family revolving	—	96	97	194	195
ITIN 1-4 family loan pool	9,739	10,071	9,538	6,751	5,237
Home equity loan pool	—	—	—	42	304

Total real estate mortgage	12,741	11,801	10,801	8,191	7,410
Commercial real estate	3,282	3,706	7,066	9,617	9,600

Total nonaccrual loans	18,923	18,580	20,511	25,272	22,829
90 days past due not on nonaccrual	953	743	—	682	592

Total nonperforming loans	19,876	19,323	20,511	25,954	23,421

Other real estate owned	1,793	3,868	2,288	2,020	2,039

Total nonperforming assets	$21,669	$23,191	$22,799	$27,974	$25,460

Nonperforming loans to total loans	3.34%	3.20%	3.41%	4.25%	3.82%
Nonperforming assets to total assets	2.49%	2.53%	2.43%	3.03%	2.74%

Table 12

	OTHER REAL ESTATE OWNED ACTIVITY
	Q2	Q1	Q4	Q3	Q2
(Dollars in thousands)	2011	2011	2010	2010	2010

Beginning balance	$3,868	$2,288	$2,020	$2,039	$3,395
Additions to OREO	407	2,099	3,680	215	—
Dispositions of OREO	(2,112)	(332)	(3,215)	(105)	(292)
OREO valuation adjustment	(370)	(187)	(197)	(129)	(1,064)

Ending balance	$1,793	$3,868	$2,288	$2,020	$2,039

At June 30, 2011 the recorded investment in OREO was $1.8 million. During the second quarter of 2011, the Company transferred six foreclosed properties aggregating $407 thousand to OREO; associated charges to the allowance for loan losses for these foreclosed assets amounted to $7 thousand. During the second quarter 2011, the Company sold ten properties aggregating $2.1 million for a net loss of $202 thousand, and recorded $370 thousand in additional write downs of existing OREO in other noninterest expense. The June 30, 2011 OREO balance consists of nine properties, of which eight are secured with 1-4 family residential real estate in the amount of $618 thousand. The remaining property consists of vacant commercial land in the amount of $1.2 million.

Table 13

	INCOME STATEMENT
	Q2	Q2			Q1	Full Year	Full Year
(Dollars in thousands, except for per share data)	2011	2010	$	%	2011	2010	2009

Interest income:
Interest and fees on loans	$8,958	$9,510	$(552)	-6%	$9,033	$38,034	$35,860
Interest on tax-exempt securities	478	381	97	25%	532	1,692	1,164
Interest on U.S. government securities	633	507	126	25%	678	2,083	3,450
Interest on federal funds sold and securities purchased under agreement to resell	—	—	—	—	—	2	32
Interest on other securities	577	343	234	68%	650	1,614	823

Total interest income	10,646	10,741	(95)	-1%	10,893	43,425	41,329
Interest expense:
Interest on demand deposits	204	226	(22)	-10%	226	968	1,015
Interest on savings deposits	229	221	8	4%	246	921	963
Interest on certificates of deposit	1,272	1,554	(282)	-18%	1,313	6,151	7,628
Securities sold under agreements to repurchase	13	15	(2)	-13%	14	52	51

Interest on FHLB and other borrowings	148	138	10	7%	164	1,630	1,833
Interest on other borrowings	263	406	(143)	-35%	107	680	845

Total interest expense	2,129	2,560	(431)	-17%	2,070	10,402	12,335

Net interest income	8,517	8,181	336	4%	8,576	33,023	28,994
Provision for loan and lease losses	2,580	1,600	980	61%	2,400	12,850	9,475

Net interest income after provision for loan losses	5,937	6,581	(644)	-10%	6,176	20,173	19,519

Noninterest income:
Service charges on deposit accounts	52	62	(10)	-16%	50	260	390
Payroll and benefit processing fees	102	100	2	2%	129	448	452
Earnings on cash surrender value — Bank owned life insurance	119	107	12	11%	111	438	418
Net gain on sale of securities available-for-sale	655	133	522	392%	258	1,981	2,438
Gain on settlement of put reserve	—	—	—	—	—	1,750	—
Merchant credit card service income, net	33	64	(31)	-48%	270	235	—
Mortgage banking revenue, net	2,550	2,776	(226)	-8%	2,492	14,328	5,327
Other income	114	85	29	34%	111	351	1,038

Total noninterest income	3,625	3,327	298	9%	3,421	19,791	10,063
Noninterest expense:
Salaries and related benefits	4,068	3,365	703	21%	4,253	15,903	10,882
Occupancy and equipment expense	800	924	(124)	-13%	708	3,660	3,405
Write down of other real estate owned	370	1,064	(694)	-65%	187	1,571	161
FDIC insurance premium	363	254	109	43%	372	1,016	1,274
Data processing fees	91	64	27	42%	99	270	282
Professional service fees	595	543	52	10%	550	1,726	820
Deferred compensation expense	131	122	9	7%	127	493	478
Stationery and supplies	88	96	(8)	-8%	43	258	185
Postage	44	45	(1)	-2%	42	198	147
Directors’ expense	67	68	(1)	-1%	74	266	299
Other expenses	1,237	964	273	28%	1,071	4,970	2,691

Total noninterest expense	7,854	7,509	345	5%	7,526	30,331	20,624

Income before provision for income taxes	1,708	2,399	(691)	-29%	2,071	9,633	8,958
Provision for income taxes	216	750	(534)	-71%	431	3,159	2,690

Net Income	1,492	1,649	(157)	-10%	1,640	6,474	6,268
Less: Net income (loss) attributable to noncontrolling interest	6	144	(138)	-96%	(24)	254	263

Net income attributable to Bank of Commerce Holdings	$1,486	$1,505	$(19)	-1%	$1,664	$6,220	$6,005

Less: Preferred dividend and accretion on preferred stock	235	236	(1)	—	235	940	942
Income available to common stockholders	$1,251	$1,269	$(18)	-1%	$1,429	$5,280	$5,063
Basic earnings per share	$0.07	$0.08	$(0.01)		$0.08	$0.35	$0.58
Weighted average shares — basic	16,991	16,837	154		16,991	14,951	8,711
Diluted earnings per share	$0.07	$0.08	$(0.01)		$0.08	$0.35	$0.58
Weighted average shares — diluted	16,991	16,837			16,991	14,951	8,711
Cash dividends declared		$0.06			$0.03	$0.18	$0.24

Table 14

	BALANCE SHEET
	June 30,	June 30,			March 31,
(Dollars in thousands)	2011	2010	$	%	2011

ASSETS
Cash and due from banks	$19,091	$36,815	$(17,724)	-48%	$31,321
Interest bearing deposits in other banks	29,225	39,492	(10,267)	-26%	36,975

Cash and cash equivalents	48,316	76,307	(27,991)	-37%	68,296
Investment securities	162,184	176,001	(13,817)	-8%	185,717
Total portfolio loans	595,781	613,599	(17,818)	-3%	602,876
Allowance for loan losses	13,363	12,767	596	5%	13,610

Loans, net	582,418	600,832	(18,414)	-3%	589,266
Mortgage loans held for sale	26,067	26,875	(808)	-3%	18,963
Total interest earning assets	832,348	892,782	(60,434)	-7%	875,852
Bank premises and equipment, net	9,691	9,988	(297)	-3%	9,736
OREO, net	3,695	2,039	1,656	81%	3,695
Goodwill	1,793	3,695	(1,902)	-51%	3,868
Other assets	34,358	34,008	350	1%	35,984

TOTAL ASSETS	$868,522	$929,745	$(61,223)	-7%	$915,525

LIABILITIES AND STOCKHOLDERS’ EQUITY
Demand — noninterest bearing	$87,643	$66,040	$21,603	33%	$87,842
Demand — interest bearing	149,917	165,871	(15,954)	-10%	146,202
Savings accounts	93,698	76,438	17,260	23%	91,912
Certificates of deposit	294,173	334,676	(40,503)	-12%	302,133

Total deposits	625,431	643,025	(17,594)	-3%	628,089
Securities sold under agreements to repurchase	15,353	13,444	1,909	14%	14,607
Federal Home Loan Bank borrowings	91,000	145,000	(54,000)	-37%	141,000
Mortgage warehouse line of credit	4,236	—	4,236	100%	—
Junior subordinated debentures	15,465	15,465	—	—	15,465
Other liabilities	8,843	10,118	(1,275)	-13%	10,281

Total Liabilities	$760,328	$827,052	(66,724)	-8%	$809,442

Total Equity — Bank of Commerce Holdings	105,633	100,479	5,154	5%	103,528
Noncontrolling interest in subsidiary	2,561	2,214	347	16%	2,555

Total Stockholders’ Equity	108,194	102,693	5,501	5%	106,083

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$868,522	$929,745	$(61,223)	-7%	$915,525

Table 15

	AVERAGE BALANCE SHEET
	Q2	Q2	Q1	Full Year	Full Year
(Dollars in thousands)	2011	2010	2011	2010	2009

Earning assets:
Loans	$626,685	$622,525	$616,374	$640,213	$589,336
Tax exempt securities	50,899	34,288	53,127	42,172	28,384
US government securities	29,480	21,329	30,148	27,423	8,606
Mortgage backed securities	73,500	32,076	71,211	48,972	53,722
Other securities	42,256	9,043	44,975	16,946	3,199
Interest bearing due from banks	69,205	71,793	71,175	62,651	64,454
Fed funds sold	—	990	—	995	13,438

Average earning assets	892,025	792,044	887,010	839,372	761,139

Cash and DFB	1,985	1,829	1,490	1,473	493
Bank premises	9,576	9,911	9,596	9,814	10,322
Other assets	21,114	32,681	29,232	55,440	32,257

Average total assets	$924,700	$836,465	$927,328	$906,099	$804,211

Interest-bearing liabilities:
Demand — interest bearing	$148,473	$143,813	$149,152	$141,983	$145,542
Savings deposits	90,714	71,789	88,291	76,718	62,846
CDs	307,094	333,239	307,525	321,051	317,417
Repurchase agreements	14,224	11,215	14,218	12,274	11,006
Other borrowings	156,756	89,692	159,654	134,255	122,057

	717,261	649,748	718,840	686,281	658,868
Demand — noninterest bearing	95,641	74,713	98,502	92,433	69,250
Other liabilities	5,617	26,893	5,132	31,748	9,467
Shareholders’ equity	106,181	85,111	104,854	95,637	66,626

Average liabilities & equity	$924,700	$836,465	$927,328	$906,099	$804,211

BOCH is a NASDAQ National Market listed stock. Please contact your local investment advisor for purchases and sales. Investment firms making a market in BOCH stock are:
Raymond James Financial / Howe Barnes
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc / R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /
Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
McAdams Wright Ragen, Inc. /Joey Warmenhoven
1121 SW Fifth Avenue
Suite 1400
Portland, Oregon 97204 (866) 662-0351
Stiffel Nicolaus
Perry Wright
1255 East Street #100
Redding, CA 96001 (868) 950-5524
Contact Information:
Patrick J. Moty, President & CEO 530-722-3953
Linda J. Miles, Executive Vice President & Chief Operating Officer 530-722-3955
Samuel D. Jimenez, Executive Vice President & Chief Financial Officer 530-722-3952